UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2014

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on August 1, 2014.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•                  liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•                  failing to differentiate our products and continuously create innovative, proprietary research tools;

•                  failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•                  a prolonged outage of our database and network facilities;

•                  any failures or disruptions in our electronic delivery systems and the Internet;

•                  liability and/or damage to our reputation as a result of some of our pending litigation;

•                  liability related to the storage of personal information about our users;

•                  general industry conditions and competition, including global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles;

•                  the impact of market volatility on revenue from asset-based fees;

•                  failing to maintain and protect our brand, independence, and reputation;

•                  changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and

•                  challenges faced by our operations outside the United States, including the concentration of development work at our offshore facilities in China and India.

Investor Questions and Answers: July 7, 2014

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through July 2, 2014. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Morningstar Data

1.             Can you quantify trends in Morningstar Data for the last three years (perhaps the number of seat licenses, passwords, or enterprise customers)?

Morningstar Data is our largest product and gives institutions access to a full range of proprietary data spanning numerous investment databases. Pricing for Morningstar Data is based on the number of funds, market indexes, stocks, or other securities covered; the amount and depth of information provided for each security; and the number of users and level of distribution. Because we don’t sell the product based on the number of seat licenses or passwords, product revenue is a more relevant metric for quantifying trends. Revenue for Morningstar Data has been growing a bit faster than our consolidated revenue over the past three years, as shown in the table below:

($000)	2013	2012	2011	2013 change	2012 change
Morningstar Data revenue	$129,262	$115,273	$103,996	12.1%	10.8%
Consolidated revenue	$698,266	$658,288	$631,400	6.1%	4.3%

We’ve been able to increase revenue for Morningstar Data because of high renewal rates in our managed products data business, as well as new client contracts for equity and market data, managed products data, and regulatory solutions. Revenue for 2013 also reflects incremental business from our July 2013 purchase of the remaining ownership interest in Morningstar Sweden.

Morningstar.com

2.             What has your trial to paid conversion rate for Morningstar.com been in each of the last 3 years?

We track the conversion rate of individuals who sign up for Premium membership trials on Morningstar.com to paid Premium members, but we don’t disclose this metric externally. Directionally, the number has remained within a narrow range over the past three years.

3.             Do you measure a free membership to paid membership conversion rate for Morningstar.com? If you do, could you provide it for each of the last 3 years?

We don’t track this as a regular part of our internal performance metrics, but we do track the number of unique users to the site and their conversion rate to Premium trials. This rate has also been fairly consistent, albeit with some fluctuation driven by seasonality, traffic mix, market conditions, and marketing programs.

Structured Credit Business

4.             Can you give us an update on your progress over the last several quarters in rating Residential Mortgage-Backed Securities?

Over the past several quarters we’ve continued to lay the groundwork for our business in rating residential mortgage-backed securities (RMBS). We’ve hired a quantitative analyst, built and validated our RMBS credit model, and recently published a new methodology for RMBS rating criteria. You can find more details about this in the press release we issued on June 14, 2014.

We’ve also expanded our research and ratings to cover the newer asset class of single-family rental securities. Our structured credit unit was the first to publish a rating methodology for these securities. We’ve built an underwriting and cash-flow model and have completed ratings on the first three single-family rental transactions.

Morningstar Direct

5.       Are you experiencing pricing pressure with Morningstar Direct?

Morningstar Direct (our institutional research platform) gives users access to a broad range of capabilities and tools, and we’re continuously adding new features and capabilities that enhance the value of the product. We believe Morningstar Direct offers users a compelling value, so we haven’t really experienced pricing pressure for the product.

We have a straightforward pricing model for Morningstar Direct, with annual fees of $17,000 for the first user, $10,500 for the second user, and $9,000 for each additional user. The product provides access to analytical tools and research on the complete range of securities in our global database, as well as data from third-party providers and privately held investments. It includes an extensive range of tools and data—including data on current and historical performance data, operations, portfolio holdings, and asset flows—that allows users to conduct advanced performance comparisons and in-depth analyses of an investment’s underlying investment style and performance drivers. For in-depth stock analysis, Morningstar Direct offers access to detailed company fundamentals as well as analyst research. Morningstar Direct also allows users to transform investment data into custom-branded reports and presentations to support internal audiences and marketing and sales groups.

As mentioned above, we also regularly add new features and capabilities to Morningstar Direct. For example, we recently added new capabilities for asset allocation forecasting, cash flows, and rebalancing, as well as additional data points for fixed-income securities, stocks, and funds. These upgrades enhance the value of the software and tend to minimize the impact of any industry-wide pricing pressure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 7, 2014	By:	/s/ Stéphane Biehler
Stéphane Biehler
Chief Financial Officer